Exhibit 2.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”), by and among Town Sports International, LLC, Flywheel Sports, Inc., Flywheel Buckhead LLC, Flywheel Astor Place LLC, Flywheel CCDC, LLC, Flywheel Park Avenue LLC, Flywheel Williamsburg LLC, Flywheel San Francisco, LLC, Flywheel Denver Union Station, LLC and Flywheel 415 Greenwich LLC (collectively, the “Parties”) is entered into as of the 12th day of February, 2020 (this “Amendment”) and amends that certain Asset Purchase Agreement, dated as of January 6, 2020 (the “Asset Purchase Agreement”), by and among the Parties. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

WHEREAS, Section 11.2 of the Asset Purchase Agreement provides that the Asset Purchase Agreement may be terminated by either party for any reason or no reason by delivery of written notice to the other party on or before the Diligence End Date;

WHEREAS, the Diligence End Date is February 19, 2020 and the parties desire to amend the Asset Purchase Agreement to extend the Diligence End Date to March 2, 2020;

WHEREAS, pursuant to Section 13.4 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended or modified by an instrument in writing signed by all the Parties; and

WHEREAS, the Parties desire to amend, on the terms set forth herein, certain provisions of the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Section 11.2 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“11.2 Termination by Either Party. This Agreement may be terminated by either party for any reason or no reason by delivery of a written termination notice to the other party on or before March 2, 2020 (the “Diligence End Date”).”

2.       Except as specifically amended by the preceding paragraph, all other terms of the Asset Purchase Agreement shall remain unchanged and in full force and effect. From and after the date hereof, any reference to “this Agreement,” “hereof,” “herein,” “hereunder” and words or expressions of similar import shall be deemed a reference to the Purchase Agreement as amended hereby.

3.       This Amendment may be executed in one or more counterparts by facsimile or PDF signatures, each of which shall be deemed to be an original, but all of which shall be one and the same document.

4.       All terms and provisions contained in Sections 13 of the Asset Purchase Agreement are incorporated herein by reference to the same extent as if expressly set forth herein.

[Signature Pages to Immediately Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

FLYWHEEL SPORTS, INC.

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

FLYWHEEL BUCKHEAD LLC

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

FLYWHEEL ASTOR PLACE LLC

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

FLYWHEEL CCDC LLC

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

FLYWHEEL PARK AVENUE LLC

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

FLYWHEEL WILLIAMSBURG LLC

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

FLYWHEEL SAN FRANCISCO, LLC

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

FLYWHEEL DENVER UNION STATION, LLC

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

FLYWHEEL 415 GREENWICH LLC

By:	/s/ Jeff Naumowitz
	Name:	Jeff Naumowitz
	Title:	Chief Financial Officer

TOWN SPORTS INTERNATIONAL, LLC

By:	/s/ Patrick Walsh
	Name:	Patrick Walsh
	Title:	Chief Executive Officer